Exhibit 10(ff)

EATON CORPORATION PLC
SUPPLEMENTAL EXECUTIVE STRATEGIC INCENTIVE PLAN
(Effective as of February 27, 2013)

1.    PURPOSE

The purpose of the Supplemental Executive Strategic Incentive Plan (the "Plan") is to promote the growth and profitability of Eaton Corporation plc (the "Company") and its directly and indirectly controlled subsidiaries (the Company and such subsidiaries being referred to herein collectively as "Eaton") through the granting of incentives intended to motivate executives of Eaton to achieve demanding long-term corporate objectives and to attract and retain executives of outstanding ability.

2.    ADMINISTRATION

With respect to Plan participants who are senior officers of Eaton (that is, those officers with at least 2,448 Hay Points), the Plan shall be administered by the Compensation and Organization Committee (the “C&O Committee”) of the Board of Directors of the Company (the “Board”), except as otherwise expressly provided herein. With respect to Plan participants other than senior officers of Eaton, the Plan shall be administered by the Eaton Management Committee (consisting of the Chairman and Chief Executive Officer, Chief Human Resources Officer and such other officers as may be appointed to the Management Committee from time to time), except as otherwise expressly provided herein. As used herein, the term “Committee” means either the C&O Committee or the Management Committee, depending upon the type of participant involved.
Except as otherwise expressly provided herein, with respect to those participants for which it has administrative responsibility, the C&O Committee and the Management Committee shall each have complete authority to: (i) interpret all provisions of the Plan consistent with law; (ii) designate the executives to participate under the Plan; (iii) determine the incentive targets and performance objectives applicable to participants; (iv) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (v) make all other determinations necessary or advisable for the administration of the Plan.

3.    ELIGIBILITY

Any Eaton executive designated by the Committee in its sole discretion shall be eligible to participate in the Plan.

4.    INCENTIVE TARGETS

(A)    Establishment of Incentive Amounts and Conversion to Phantom Share Units

Individual Incentive Amounts for each participant with respect to each Plan Award Period (as defined below) shall be determined by the Committee. Incentive targets will be expressed in the form of Phantom Share Units which will be determined by the Committee by: (a) first establishing the Individual Incentive Amount in cash for each participant with respect to each Award Period and (b) then dividing such Individual Incentive Amount by the average of the mean prices for the Company's ordinary shares for the first twenty (20) trading days of each Award Period. In all cases, the resulting Phantom Share Units shall be rounded up to the nearest 50 whole units. For purposes of the Plan, "mean price" shall be the mean of the highest and lowest selling prices for Company ordinary shares quoted on the New York Stock Exchange on the relevant trading day. Notwithstanding the foregoing provisions of this Section 4(A), the Committee may, in its sole discretion, use a different method for establishing incentive targets for participants under the Plan.

(B)    Award Periods

An Award Period shall be any period determined by the Committee commencing as of the date determined by the Committee in which the performance objectives are established for the Award Period as described in Section 4(C).

(C)    Establishment of Company Performance Objectives

As soon as practicable at the beginning of each Award Period, threshold, target, and maximum Company performance objectives for such Award Period shall be established by the Committee. Notwithstanding the foregoing, after a Change in Control (as hereinafter defined), neither the Committee nor the Board shall have the authority to modify performance objectives in any manner which could prove detrimental to the interests of the Plan's participants.

(D)    Determination of Payments

For each Award Period, payments ranging from a minimum of 0% and up to 200% of the Phantom Share Units credited under Section 4(A) will be determined by the Committee for the attainment of performance objectives between either threshold and target or target and maximum.

Final Individual Phantom Share Unit Awards shall be determined by the Committee as promptly as practicable after the completion of the Award Period by: (a) determining the Performance Percentage applicable for the Award Period; and (b) multiplying such percentage by the number of Phantom Share Units credited to the participant.

The Final Individual Phantom Share Unit Award shall be converted to cash at a market value of Company ordinary shares as determined by the Committee based on the average of the mean prices for the Company's ordinary shares for the final twenty (20) trading days of the Award Period), and distributed to the participant in all cases within two and one-half months after the end of the Award Period, unless the participant has made an irrevocable election to defer all or part of the amount of his or her award pursuant to any long term incentive compensation deferral plan adopted by the Committee or Eaton.

5.    PRORATA PAYMENTS

A participant must be employed by Eaton at the end of an Award Period in order to be entitled to a payment in respect to such Award Period; provided, however, that a payment, prorated for the participant's length of service during the Award Period, may be authorized by the Committee, in its sole and absolute discretion, in the event a participant's responsibilities change or the employment of a participant begins during the Award Period or terminates before the end of the Award Period. Notwithstanding the foregoing, upon any termination of the Plan during the term of any Award Period, award payments to all participants will be made, prorated for each participant's length of service during the Award Period prior to the date of Plan termination.

6.    OTHER PROVISIONS

(A)    Bonus Payments

Notwithstanding any other provision of the Plan to the contrary, awards granted under the Plan are subject to reduction, cancellation or reimbursement pursuant to any applicable Eaton compensation recovery policy, as in effect from time to time. Eaton's current policy, adopted by the Board, provides that, if the Board determines that an executive who is subject to the policy engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance-based award is subject to reduction, cancellation or reimbursement at the discretion of the Board.

(B)    Adjustments upon Certain Changes

In the event of changes to the structure or corporate organization of Eaton's businesses which affect the participants and/or the performance prospects of Eaton, the Committee may make appropriate adjustments to individual participant Incentive Targets or to the established performance objectives for incomplete Award Periods. Adjustments under this Section 6 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Notwithstanding the foregoing, after a Change in Control, neither the Committee nor the Board shall have the authority to change established Performance Objectives in any manner which could prove detrimental to the interests of the participant.

(C)    Change in Control Defined

For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

(i)    a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Company,

(ii)    the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 55% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation,

(iii)    the Company shall sell substantially all of its assets to another corporation which is not a wholly‑owned subsidiary of the Company,

(iv)    a "person" within the meaning of Section 3(a)(9) or of Section 13(d)(3) of the Securities Exchange Act of 1934 (as in effect on the effective date of the Plan) shall acquire 25% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes of the Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3 under the Securities Exchange Act of 1934 (as in effect on the effective date of the Plan), or

(v)    during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(D)    Non‑Transferability

No right to payment under the Plan shall be subject to debts, contract liabilities, engagements or torts of the participant, nor to transfer, anticipation, alienation, sale, assignment, pledge or encumbrance by the participant except by will or the law of descent and distribution or pursuant to a qualified domestic relations order.

(E)    Compliance with Law and Approval of Regulatory Bodies

No payment shall be made under the Plan except in compliance with all applicable laws and regulations including, without limitation, compliance with tax requirements.

(F)    No Right to Employment

Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ of Eaton, or shall in any way affect Eaton's right and power to terminate the employment of any participant under the Plan at any time with or without assigning a reason therefor, to the same extent as the Company might have done if the Plan had not been adopted.

(G)    Interpretation of the Plan

Headings are given to the sections of the Plan solely as a convenience to facilitate reference; such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

(H)    Amendment and Termination

The Committee may at any time suspend, amend or terminate the Plan. Notwithstanding the foregoing, upon the occurrence of a Change in Control, no amendment, suspension or termination of the Plan shall, without the consent of the participant, alter or impair any rights or obligations under the Plan with respect to such participant.

(I)    Effective Dates of the Plan

The Plan was adopted by the Board of Directors of Eaton Corporation effective as of February 24, 2009. The Plan was assumed by the Company, as amended and restated by the C&O Committee, effective as of February 27, 2013.